Exhibit 10.2

AMENDMENT NO. 2 TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Amendment”) is dated as of May 4, 2012 and is by and between BANK OF AMERICA, N.A., (“Lender”), and SRI/SURGICAL EXPRESS, INC., a Florida corporation (“Borrower”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Loan Agreement referred to herein below.

W I T N E S S E T H:

WHEREAS, Lender and Borrower have entered into certain financing arrangements pursuant to the Amended and Restated Loan and Security Agreement dated as of August 4, 2011 between Borrower and Lender (as amended by Amendment No. 1 to Amended And Restated Loan and Security Agreement dated February 28, 2012 and as amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”);

WHEREAS, Borrower has requested that Lender amend the Loan Agreement in certain respects, as more particularly set forth herein; and Lender has agreed to the foregoing, on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the respective parties hereto hereby agree as follows:

1. Amendments to Loan Agreement. In reliance upon the representations and warranties of Borrower set forth in Section 4 below and subject to the conditions to effectiveness set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a) The proviso at the end of the first paragraph of Section 2(a) of the Loan Agreement is hereby and restated in its entirety to read as follows:

further provided, that (x) the sum of the advances with respect to clauses (ii), (iii) and (iv) above shall at no time exceed Twelve Million and No/100 Dollars ($12,000,000) and (y) the Revolving Loan Limit shall in no event exceed Twenty-Five Million and No/100 Dollars ($25,000,000) (the “Maximum Revolving Loan Limit”) (each of the amounts in clauses (x) and (y) minus $2,500,000 (unless and until Lender has received Borrower’s financial statements and Compliance Statement for June 30, 2012 which show that Borrower is in compliance with the Fixed Charge Coverage Ratio covenant for the June 30, 2012 test date and there exists no other Event of Default), except as such amount may be increased or, upon the occurrence and during the continuation of an Event of Default, decreased by Lender, in its sole discretion.

(b) Effective as of March 31, 2012, Section 14(c) of the Loan Agreement is hereby amended and restated in its entirety in Section 14(c) to read as follows:

(c) Fixed Charge Coverage Ratio.

As of the last day of each fiscal month commencing June 30, 2012, for the twelve (12) month period ending on such date, Borrower shall not permit its Fixed Charge Coverage Ratio to be less than 1.10 to 1.00 for each test date thereafter. For the avoidance of doubt, the Fixed Charge Coverage Ratio shall not be tested on the last day of January through and including May, 2012.

2. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions:

(a) Lender shall have received a copy of this Amendment executed by Borrower and Lender;

(b) No Event of Default shall be in existence as of the date hereof;

(c) Borrower shall pay to the Lender an amendment fee in the amount of $10,000 on the date hereof; and

(d) All proceedings taken in connection with the transactions contemplated by this Amendment and all agreements, documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

3. Representations and Warranties. To induce Lender to execute and deliver this Amendment, Borrower hereby represents and warrants to Lender that, after giving effect to this Amendment:

(a) All representations and warranties contained in the Loan Agreement and the Other Agreements are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties remain true and accurate on and as of such earlier date);

(b) No Event of Default has occurred which is continuing;

(c) This Amendment and the Loan Agreement constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally at law or by equitable principles relating to enforceability; and

(d) The execution and delivery by Borrower of this Amendment does not require the consent or approval of any Person, except such consents and approvals as have been obtained.

4. Release.

(a) In consideration of the agreements of Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Lender, its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Amendment, the Loan Agreement, or any of the Other Documents or transactions hereunder or thereunder other than Claims caused by or resulting from the willful misconduct, bad faith or gross negligence of the applicable Releasee.

(b) Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

5. Governing Law. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any such counterpart which may be delivered by facsimile transmission or electronic mail shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Amendment.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

SRI/SURGICAL EXPRESS, INC.,

By	/s/ Mark R. Faris
Name: Mark R. Faris
Title: CFO

BANK OF AMERICA, N.A.

By	/s/ Vickie Tillman
Name: Vickie Tillman
Title: Senior Vice President

Signature Page to Amendment No. 2 to Amended and Restated Loan and Security Agreement